EXHIBIT 10.1

PERFORMANCE AND TIME-BASED

RESTRICTED STOCK UNITS

AWARD AGREEMENT

This Award Agreement (the “Agreement”) is entered into as of October 4, 2006, by and between Electro Scientific Industries, Inc., an Oregon corporation (the “Company”), and Nicholas Konidaris (“Recipient”), for the grant of restricted stock units with respect to the Company’s Common Stock (“Common Stock”).

On October 4, 2006, the Compensation Committee of the Company’s Board of Directors made a restricted stock units award to Recipient pursuant to the Company’s 2004 Stock Incentive Plan (the “Plan”). Recipient desires to accept the award subject to the terms and conditions of this Agreement.

IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1. Grant and Terms of Restricted Stock Units. The Company grants to Recipient under the Company’s Plan 4,000 restricted stock units (subject to adjustment pursuant to Section 1(b)), subject to the restrictions, terms and conditions set forth in this Agreement.

(a) Rights under Restricted Stock Units. A restricted stock unit (a “RSU”) represents the unsecured right to require the Company to deliver to Recipient on the applicable delivery date one share of Common Stock for each RSU. The number of shares of Common Stock deliverable with respect to each RSU is subject to adjustment as determined by the Board of Directors of the Company as to the number and kind of shares of stock deliverable upon any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off or other change in the corporate structure affecting the Common Stock generally.

(b) Vesting and Delivery Dates. The RSUs issued under this Agreement shall initially be 100% unvested and subject to forfeiture. The number of RSUs subject to this Agreement shall be reduced to a number equal to the sum of the following:

(1) 1,000 RSUs multiplied by the percentage achievement of performance measure #1 set forth on Exhibit A;

(2) 1,000 RSUs multiplied by the percentage achievement of performance measure #2 set forth on Exhibit A;

(3) 1,000 RSUs multiplied by the percentage achievement of performance measure #3 set forth on Exhibit A; and

(4) 1,000 RSUs multiplied by the percentage achievement of performance measure #4 set forth on Exhibit A.

The achievement of the performance measures shall be determined by the Compensation Committee in its sole discretion at its first regularly scheduled meeting following the end of the

Company’s fiscal year 2007. Subject to this Section 1(b), the RSUs shall vest on the fifth anniversary of the date of grant. The RSUs shall become vested on the vesting date only if Recipient continues to be an employee of the Company at all times from the date of this Agreement to and including the vesting date. Except as provided in Section (1)(g), the delivery date for a RSU shall be the date on which such RSU vests.

(c) Acceleration before Vesting Date.

(1) Acceleration on Death or Total Disability. If Recipient ceases to be an employee of the Company by reason of Recipient’s death or disability, outstanding but unvested RSUs shall become immediately vested in an amount determined by multiplying the total number of RSUs subject to this Agreement (after adjustment pursuant to Section 1(b)) by a percentage calculated by dividing the number of whole months elapsed from the date of this Agreement to the date of termination of employment by 60 (the “Pro Rata Percentage”); provided, however, that the number of RSUs so vested shall be reduced by the number of any RSUs that previously vested pursuant to Section 1(b) and provided further that if termination occurs on or prior to June 2, 2007, no RSUs shall vest pursuant to this Section (1)(c)(1). Except as provided in Section (1)(g), the delivery date for a RSU shall be the date on which such RSU vests. The term “disability” means that Recipient is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

(2) Acceleration on Normal Retirement. If Recipient terminates his employment with the Company following normal retirement under the Company’s retirement policy in place at such time and after Recipient’s 65th birthday, outstanding but unvested RSUs shall become immediately vested in an amount determined by multiplying the total number of RSUs subject to this Agreement (after adjustment pursuant to Section 1(b)) by the Pro Rata Percentage; provided, however, that the number of RSUs so vested shall be reduced by the number of any RSUs that previously vested pursuant to Section 1(b) and provided further that if termination occurs on or prior to June 2, 2007, no RSUs shall vest pursuant to this Section (1)(c)(2). Except as provided in Section (1)(g), the delivery date for a RSU shall be the date on which such RSU vests.

(3) Acceleration on Termination Other Than for Cause. If the Company terminates Recipient’s employment with the Company other than for cause, outstanding but unvested RSUs shall become immediately vested in an amount determined by multiplying the total number of RSUs subject to this Agreement (after adjustment pursuant to Section 1(b)) by the Pro Rata Percentage; provided, however, that the number of RSUs so vested shall be reduced by the number of any RSUs that previously vested pursuant to Section 1(b) and provided further that if termination occurs on or prior to June 2, 2007, no RSUs shall vest pursuant to this Section (1)(c)(3). Except as provided in Section (1)(g), the delivery date for a RSU shall be the date on which such RSU vests. The term “cause” shall mean (i) the willful and continued failure by Recipient to perform substantially Recipient’s reasonably assigned duties with the Company, other than a failure resulting from Recipient’s incapacity due to physical or mental illness, after a written demand for performance has been delivered to Recipient by the Company which specifically identifies the manner in which the Company believes that Recipient has not substantially performed Recipient’s duties, (ii) the conviction of guilty or entering of a nolo contendere plea to a felony which is materially and demonstrably injurious to the Company, or (iii) the commission of an act by Recipient, or the failure of Recipient to act, which constitutes gross negligence or gross misconduct. For purposes of this Section 1(c)(3), no act, or failure to act, on Recipient’s part shall be considered “willful” unless done, or omitted to be done, by Recipient in knowing bad faith. Any act, or failure to act based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Recipient in good faith.

(4) Treatment on Change in Control.

(i) If as a result of a Change in Control, the Company’s Common Stock ceases to be listed for trading on a national securities exchange (an “Exchange”), any RSUs subject to this award that are unvested on the date of the Change in Control shall continue to vest according to the terms and conditions of this award; provided that such award is replaced with an award for voting securities of the resulting corporation or the acquiring corporation, as the case may be (including without limitation, the voting securities of any corporation which as a result of the Change in Control owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Surviving Company”) which are traded on an Exchange (a “Replacement Award”), which Replacement Award shall consist of RSUs with a value (determined using the Surviving Company’s stock price as of the date of the Change in Control) equal to the value of the replaced award of RSUs (determined using the Company’s stock price as of the date of the Change in Control), with vesting and any other terms continuing in the manner as the replaced award; provided, however, that in the event of a termination by the Company without Cause or by Recipient for Good Reason during the vesting period of any Replacement Award, the Replacement Award shall immediately vest; and provided further that upon the vesting date of all or a portion of a Replacement Award (or such later date as provided in Section (1)(g)), Recipient shall be entitled to receive a lump sum cash payment equal to the decrease, if any, in the value of a share of the Surviving Company’s stock from the date of the

Change in Control (as increased on a calendar quarterly basis using an annual interest rate, as of the last business day of the calendar quarter, for zero-coupon U.S. government securities with a constant maturity closest in length to the time period between the date of the Change in Control and the date of vesting of the Replacement Award) to the time of vesting multiplied by the total number of RSUs vesting on such date. If any RSUs that are unvested at the time of the Change in Control are not replaced with Replacement Awards, such RSUs shall immediately vest.

(ii) If as a result of a Change in Control, the Company’s Common Stock continues to be listed for trading on an Exchange, any RSUs that are unvested on the date of the Change of Control shall continue to vest according to the terms and conditions of this award; provided however, that, in the event of a termination by the Company without Cause or by Recipient for Good Reason during the vesting period of this award such award shall immediately vest; and provided further that upon the vesting date of all or portion of this award (or such later date as provided in Section (1)(g)), Recipient shall be entitled to receive a lump sum cash payment equal to the decrease, if any, in the value of a share of the Company’s stock from the date of the Change in Control (as increased on a calendar quarterly basis using an annual interest rate, as of the last business day of the calendar quarter, for zero-coupon U.S. government securities with a constant maturity closest in length to the time period between the date of the Change in Control and the

(iii) date of the vesting) to the time of vesting, multiplied by the total number of RSUs vesting on such date.

(iv) For purposes of this Agreement, a “Change in Control” of the Company shall mean the occurrence of any of the following events:

(A) Any consolidation, merger or plan of share exchange involving the Company (a “Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Merger, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Merger;

(B) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company;

(C) The adoption of any plan or proposal for the liquidation or dissolution of the Company;

(D) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof, unless each new director elected during such two-year period was nominated or elected by two-thirds of the Incumbent Directors then in office and voting (with new directors nominated or elected by two-thirds of the Incumbent Directors also being deemed to be Incumbent Directors); or

(E) Any Person (as hereinafter defined) shall, as a result of a tender or exchange offer, open market purchases, or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Voting Securities representing fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities.

Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement if (1) Recipient acquires (other than on the same basis as all other holders of the Company Common Stock) an equity interest in an entity that acquires the Company in a Change in Control otherwise described under subparagraph (A) or (B) above, or (2) Recipient is part of group that constitutes a Person which becomes a beneficial owner of Voting Securities in a transaction that otherwise would have resulted in a Change in Control under subparagraph (E) above. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement unless the Change in Control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning on Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended (the “Code”).

(v) For purposes of this Agreement, the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person”, as such term is used in Section 14 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company.

(vi) For purposes of this Agreement, termination by Recipient of his or her employment for “Good Reason” shall mean termination based on:

(A) a diminution of Recipient’s status, title, position(s) or responsibilities from Recipient’s status, title, position(s) and responsibilities as in effect immediately prior to the Change in Control or the assignment to Recipient of any duties or responsibilities which are inconsistent with such status, title, position(s) or responsibilities (in either case other than is isolated, insubstantial or inadvertent actions which are remedied after notice), or any removal of Recipient from such position(s), except in connection with the termination of Recipient’s employment for Cause, total disability (as defined in Section 1(c)(1)) or as a result of Recipient’s death or voluntarily by Recipient other than for Good Reason;

(B) a reduction by the Company or Surviving Company in Recipient’s rate of base salary, bonus or incentive opportunity or a substantial reduction in benefits (other than reductions that do not impact Recipient’s compensation opportunity, taken as a whole, or a reduction in benefits applicable to substantially all employees); or

(C) the Company’s or Surviving Company’s requiring Recipient to be based more than fifty miles from the principal office at in which Recipient is based immediately prior to the Change in Control, except for reasonably required travel on the Company’s business.

(d) Forfeiture of RSUs on Other Terminations of Service. If Recipient ceases to be an employee of the Company for any reason that does not result in acceleration of vesting pursuant to Section 1(c), Recipient shall immediately forfeit all outstanding but unvested RSUs granted pursuant to this Agreement and Recipient shall have no right to receive the related Common Stock.

(e) Restrictions on Transfer and Delivery on Death. Recipient may not sell, transfer, assign, pledge or otherwise encumber or dispose of the RSUs. Recipient may designate beneficiaries to receive stock if Recipient dies before the delivery date by so indicating on Exhibit B, which is incorporated into and made a part of this agreement. If Recipient fails to designate beneficiaries on Exhibit B, the shares will be delivered to Recipient’s estate.

(f) Reinvestment of Dividend Equivalents. On each date on which the Company pays a dividend on shares of Common Stock underlying a RSU, Recipient shall receive additional whole or fractional RSUs in an amount equal to the value of the dividends that would have been paid on the stock deliverable pursuant to the RSUs (if such shares were outstanding), divided by the closing stock price on the dividend payment date.

(g) Extension of Delivery Date; Delivery. Notwithstanding any other provision of this Agreement, if Recipient is a “specified employee” within the meaning on Section 409A(a)(2)(B) of the Code, the delivery date for any shares or other payment hereunder shall be made on the later of the date otherwise provided for in this Agreement or the date which is six months after Recipient’s separation of service with the Company (or, if earlier, death of Recipient). As soon as practicable following the delivery date for a RSU, the Company shall deliver a certificate for the number of shares represented by all vested RSUs having a delivery date on the same date, rounded down to the whole share. No fractional shares of Common Stock shall be issued. The Company shall pay to Recipient in cash an amount equal to the value of any fractional shares that would otherwise have been issued, valued as of the delivery date.

(h) Recipient’s Rights as Shareholder. Recipient shall have no rights as a shareholder with respect to the RSUs or the shares underlying them until the Company delivers the shares to Recipient on the delivery date.

(i) Tax Withholding. Recipient acknowledges that, at the delivery date, the value of such vested RSUs will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on this income amount. Promptly following the delivery date, the Company will notify Recipient of the required withholding amount. Concurrently with or prior to the delivery of the certificate referred to in Section 1(g), Recipient shall pay to the Company the required withholding amount in cash or, at the election of Recipient, by surrendering to the Company for cancellation shares of the Company’s Common Stock to be issued with respect to the RSUs or other shares of the Company’s Common Stock valued at the closing market price for the Company’s Common Stock on the last trading day preceding the date of Recipient’s election to surrender such shares. If Recipient pays the withholding amount in shares of Common Stock, the Company shall pay to Recipient in cash the amount of any resulting over payment.

(j) Section 409A. The award made pursuant to this Agreement is intended to comply with the provisions of Section 409A the Code and shall be interpreted in accordance with Section 409A and Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the grant of the award. Notwithstanding any provision of the award to the contrary, in the event that the Company determines that the award is or may be subject to Section 409A, the Company may adopt such corrections or amendments to the award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) allow the award to be not subject to Section 409A, or (ii) comply with the requirements of Section 409A.

2. Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subjects hereof and may be amended only by written agreement between the Company and Recipient.

(b) Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed sufficient when delivered personally to the party to whom it is addressed or when deposited into the United States mail as registered or certified mail, return receipt requested, postage prepaid, addressed to Electro Scientific Industries, Inc., Attention: Corporate Secretary, at its principal executive offices or to Recipient at the address of Recipient in the Company’s records, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.

(c) Rights and Benefits. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon Recipient’s heirs, executors, administrators, successors and assigns.

(d) Further Action. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(e) Applicable Law; Attorneys’ Fees. The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

ELECTRO SCIENTIFIC INDUSTRIES, INC.

By:

Nicholas Konidaris, Recipient

EXHIBIT A

PERFORMANCE MEASURES

EXHIBIT B

DESIGNATION OF BENEFICIARY

Name	Social Security Number - -

I designate the following person(s) to receive any restricted stock units outstanding upon my death under the Restricted Stock Units Award Agreement with Electro Scientific Industries, Inc.:

A.	Primary Beneficiary(ies)

Name	Social Security Number - -
Birth Date	Relationship
Address	City State Zip

Name	Social Security Number - -
Birth Date	Relationship
Address	City State Zip

Name	Social Security Number - -
Birth Date	Relationship
Address	City State Zip

If more than one primary beneficiary is named, the units will be divided equally among those primary beneficiaries who survive the undersigned.

B.	Secondary Beneficiary(ies)

In the event no Primary Beneficiary is living at the time of my death, I designate the following the person(s) as my beneficiary(ies):

Name	Social Security Number - -
Birth Date	Relationship
Address	City State Zip

Name	Social Security Number - -
Birth Date	Relationship
Address	City State Zip

Name	Social Security Number - -
Birth Date	Relationship
Address	City State Zip

If more than one Secondary Beneficiary is named, the units will be divided equally among those Secondary beneficiaries who survive the undersigned.

This designation revokes and replaces all prior designations of beneficiaries under the Restricted Stock Units Award Agreement.

	Date signed:	, 20
Signature